                            SUPPLEMENT TO PROSPECTUS
                             DATED NOVEMBER 12, 1999
                    23,077 SHARES OF KEYSTONE PROPERTY TRUST
                          COMMON STOCK $0.001 PAR VALUE


                           REGISTRATION NO. 333-77627
                           --------------------------


     On August 3, 2001, an aggregate of 23,077 OP Units were transferred by means of gift from the Michael J. Falcone Family Trust No. 2 f/b/o Mark G. Falcone to The Nature Conservancy (the "Donee"). Subsequently, all of the OP Units were converted by the Donee into Common Shares on a 1:1 basis.

     The above-referenced Prospectus is hereby supplemented to update the table of selling security holders as follows:

                          SHARES OWNED                                  SHARES OWNED
                         BEFORE OFFERING                               AFTER OFFERING
                        -------------------                          --------------------
                                                  REGISTERED
NAME                    NUMBER   PERCENTAGE         SHARES           NUMBER    PERCENTAGE
----                    ------   ----------         ------           ------    ----------
Michael J. Falcone
Family Trust
No. 2                   55,767       0.36%          55,767              0           0%

The Nature
Conservancy             23,077       0.15%          23,077              0           0%


                   -------------------------------------------


            The date of this Prospectus Supplement is April 15, 2002